UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

JUNE 19, 2007
Date of Report

Score One, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26717	88-0409164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong
(Address of principal executive offices)

+852 3105 5063
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.    Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On June 13, 2007, Score One, Inc., a Nevada corporation (the “Registrant”) entered into a second Sale and Purchase Agreement (the “Agreement”) with RC Capital Limited, a Hong Kong corporation and wholly-owned subsidiary of the Registrant (“RC Capital”), Dalian Fengming International Recreation Town Co., Ltd. (“Dalian Fengming”) and Ms. Hoi-ho Kiu, CEO of the Registrant, which sets forth the terms and conditions of the acquisition of Dalian Fengming International Recreation Town Phase II (“Recreation Town”) in exchange for 28,000,000 shares of common stock of the Registrant. The transaction is contemplated to be closed on or before July 31, 2008. The Registrant entered into the Agreement to extend the closing date from July 31, 2006 to July 31, 2008.

On April 9, 2006, the Registrant entered into a Sale and Purchase Agreement with RC Capital, Dalian Fengming, and Ms. Hoi-ho Kiu for Recreation Town in exchange for 28,000,000 shares of common stock of the Registrant. The transaction never closed on the July 31, 2006 closing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2007

SCORE ONE, INC.

By:	/s/ Hoi-ho Kiu

Name: Hoi-ho Kiu Title: Director and CEO